EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-287361 on Form S-3 and Registration Statement Nos. 333-113887 and 333-272263 on Form S-8 of our report dated March 19, 2026, relating to the financial statements of Tejon Ranch Co. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 19, 2026